Exhibit 5.1

[Company Letterhead]

July 8, 2009

Bill Barrett Corporation
1099 18th Street, Suite 2300
Denver, Colorado 80202

Ladies and Gentlemen:

I am Executive Vice President—General Counsel and Secretary of Bill Barrett Corporation, a Delaware corporation (the “Company”), and have acted in my capacity as General Counsel in connection with the registration, pursuant to the Registration Statement on Form S-3 (File No. 333-158778), as amended by Post-Effective Amendment No. 1 (as so amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of $250,000,000 aggregate principal amount of the Company’s 9.875% Senior Notes due 2016 (the “Notes”), including the guarantees (the “Guarantees” and together with the Notes, the “Securities”) of the Notes by the Company’s subsidiaries (the “Subsidiary Guarantors” and together with the Company, the “Obligors”) listed on Schedule I hereto (including the Subsidiary Guarantor listed on Schedule II hereto (the “Texas Subsidiary”)), to be issued under an indenture (the “Base Indenture”), dated as of July 8, 2009, among the Obligors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated July 8, 2009, among the Obligors and the Trustee (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), and sold pursuant to the Underwriting Agreement, dated as of June 30, 2009 (the “Underwriting Agreement”), among the Obligors, Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have examined originals or certified copies of (i) the Registration Statement and exhibits filed therewith, (ii) the prospectus supplement dated June 30, 2009 filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act, (iii) the Indenture, and (iv) such corporate records or limited liability company records of the Obligors and other certificates and documents of officials of the Obligors, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies, and that the Notes will conform to the specimen thereof I have reviewed. I have also assumed that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Obligors, all of which I assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that the Securities have been authorized by all necessary corporate or limited liability company action by the Obligors and, when the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.           I am licensed in the State of Colorado and I express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States of America, (ii) the Delaware General Corporation Law, (iii) the Laws of the State of Colorado, (iv) with respect to the opinion as to the Securities, the Laws of the State of New York and (v) with respect to the opinion as to the Texas Subsidiary, the Laws of the State of Texas.  With respect to (a) the opinion as to the validity and binding effect and enforceability of the  Securities and (b) the opinion with respect to the authorization of the Securities by all necessary limited liability company action by the Texas Subsidiary, I have relied on the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. attached hereto as Exhibit A, special New York and Texas counsel, as to the Laws of the States of New York and Texas. The description of the opinion provided by Akin, Gump, Strauss, Hauer & Feld, L.L.P. is qualified in its entirety by reference to the specific opinion, which is attached hereto as Exhibit A.

B.             The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

C.             This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein.  I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to an Obligor or any other person or any other circumstance.

I hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Company with the Commission on or about the date hereof, to the incorporation

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by reference of this opinion into the Registration Statement and to the use of my name in the Prospectus Supplement dated June 30, 2009 and the Prospectus dated June 24, 2009 forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Francis B. Barron

Francis B. Barron
Executive Vice President—General Counsel; and Secretary

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Schedule I

Subsidiary Guarantors

Bill Barrett CBM Corporation

Bill Barrett CBM, LLC

Circle B Land Company LLC

Schedule II

Subsidiary Guarantor	Special Counsel

Bill Barrett CBM, LLC	Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Exhibit A

(see attached)

[Letterhead of Akin, Gump, Strauss, Hauer & Feld, L.L.P.]

July 8, 2009

Bill Barrett Corporation
1099 18th Street, Suite 2300
Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as special counsel to Bill Barrett Corporation, a Delaware corporation (the “Company”), and Bill Barrett CBM, LLC, a Texas limited liability company (the “Specified Subsidiary”), in connection with the registration, pursuant to the Registration Statement on Form S-3 (File No. 333-158778), as amended by Post-Effective Amendment No. 1 (as so amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of $250,000,000 aggregate principal amount of the Company’s 9.875% Senior Notes due 2016 (the “Notes”), including the guarantees (the “Guarantees” and together with the Notes, the “Securities”) of the Notes by the Company’s subsidiaries (the “Subsidiary Guarantors” and together with the Company, the “Obligors”) listed on Schedule I hereto (including the Specified Subsidiary), to be issued under an indenture (the “Base Indenture”), dated as of July 8, 2009, among the Obligors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated July 8, 2009, among the Obligors and the Trustee (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), and sold pursuant to the Underwriting Agreement, dated as of June 30, 2009 (the “Underwriting Agreement”), among the Obligors, Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) the Registration Statement and exhibits filed therewith, (ii) the prospectus supplement dated June 30, 2009 filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act, (iii) the Indenture, and (iv) such corporate records or limited liability company records of the Obligors and other certificates and documents of officials of the Obligors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies and that the Notes will conform to the specimen thereof we have reviewed. We have also assumed that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Obligors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Guarantee by the Specified Subsidiary has been authorized by all necessary limited liability company action by the Specified Subsidiary and that, when the Notes have been duly executed by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Securities will be valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.           We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the States of New York and Texas.

B.             The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

C.             This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to an Obligor or any other person or any other circumstance.

This opinion may be relied upon by Francis B. Barron in connection with the opinion he is delivering to the Company to be filed as an exhibit to a Current Report on Form 8-K to be filed with the Commission on or about the date hereof (the “Form 8-K”) and to be incorporated by reference into the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Prospectus Supplement dated June 30, 2009 and the Prospectus dated June 24, 2009 forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

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Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

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Schedule I

Subsidiary Guarantors

Bill Barrett CBM Corporation

Bill Barrett CBM, LLC

Circle B Land Company LLC